Exhibit 99.12C

BlackRock Energy and Resources Trust
Cusip: 09250U101
Ticker: BGR

Record Date	December 22, 2009
Pay Date	December 31, 2009

Distribution Amount per share	$0.405

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.044	11%	$0.044	11%
Net Realized Short-Term Capital Gains	$0.361	89%	$0.361	89%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.405	100%	$0.405	100%

Average annual total return (in relation to NAV) for the inception to date ending on November 30, 2009				9.82%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2009				6.48%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2009				5.04%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2009				1.62%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Energy and Resources Trust
Cusip: 09250U101
Ticker: BGR

Record Date	March 15, 2010
Pay Date	March 31, 2010

Distribution Amount per share	$0.40500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.06615	16%	$0.11535	14%
Net Realized Short-Term Capital Gains	$0.33885	84%	$0.69465	86%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.40500	100%	$0.81000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on February 26, 2010				9.32%

Annualized current distribution rate expressed as a percentage of NAV as of February 26, 2010				6.18%

Cumulative total return (in relation to NAV) for the fiscal year through February 26, 2010				11.78%

Cumulative fiscal year distributions as a percentage of NAV as of February 26, 2010				3.09%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257